Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Announces Proposed Private Offering of Senior Secured Notes

San Antonio, TX, February 26, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it will offer, subject to market and customary conditions, $865,000,000 aggregate principal amount of Senior Secured Notes due 2030 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be guaranteed on a senior secured basis by certain of the Company’s wholly owned domestic subsidiaries (the “Guarantors”). The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, on a first-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Company’s existing senior secured credit facilities and existing senior secured notes (other than accounts receivable and related assets securing the Company’s existing receivables-based credit facility (the “Receivables Facility”)) and, on a second-priority basis, by accounts receivable and related assets securing the Receivables Facility.

The offering of the Notes is part of a refinancing transaction whereby the Company intends to enter into an amendment to its existing senior secured credit facilities, which is expected to extend the maturity of the Company’s term loan B facility from 2026 to 2028, among other amendments. The Company expects to close this transaction concurrently with the closing of the offering of the Notes. The closing of the offering of the Notes is not conditioned on the closing of any amendment to the Company’s existing senior secured credit facilities.

The Company intends to use the proceeds from the Notes to (i) prepay a portion of the borrowings outstanding under the Company’s existing senior secured term loan facility (including accrued but unpaid interest related thereto) and (ii) pay related transaction fees and expenses.

The Notes and related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and, to persons outside of the United States, in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

While the Company plans to present at J.P. Morgan’s 2024 Global High Yield & Leveraged Finance Conference on February 27, 2024, in light of the offering of the Notes, the Company no longer plans to make available on its investor website a live audio webcast or a replay of its presentation.

About Clear Channel Outdoor Holdings

The Company is at the forefront of driving innovation in the out-of-home advertising industry. The Company’s dynamic advertising platform is broadening the pool of advertisers using its medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of its diverse portfolio of assets, the Company connects advertisers with millions of consumers every month across more than 330,000 print and digital displays in 19 countries, excluding countries held for sale.

For further information, please contact:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements,” including within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering and the anticipated terms and use of proceeds of the Notes. The words “will,” “believe,” “expect,” “anticipate,” “continue,” “look forward to,” “well-positioned to,” “remains,” “further,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the offering will be consummated and the terms, size, timing and use of proceeds of the offering of the Notes as well as any amendment to the Company’s existing senior secured credit facilities. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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